Exhibit 10.1

NORDSON CORPORATION

2021 STOCK INCENTIVE AND AWARD PLAN

1. Establishment, Purpose, Duration.

a. Establishment. Nordson Corporation (the “Company”) hereby establishes this Nordson Corporation 2021 Stock Incentive and Award Plan (the “Plan”) effective after the approval of the Plan by the shareholders of the Company at the annual meeting of shareholders on March 2, 2021 (the “Effective Date”) . Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

b. Purpose. The purpose of the Plan is to attract and retain Directors, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c. Duration. No Award may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d. Prior Plan. Subject to the Company’s shareholders approval of the Plan at the 2021 annual meeting of shareholders, the Nordson Corporation Amended and Restated 2012 Stock Incentive and Award Plan (the “Prior Plan”) will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

2. Definitions. As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted or administered or in which Participants work or reside.

“Approval Date” has the meaning given such term in Section 1(a).

“Award” means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Shares Award, Restricted Share Unit, Other Share-Based Award or Cash-Based Award granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” shall mean a cash Award granted pursuant to Section 11 of the Plan.

“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement (or, if operative, the Change-in-Control Retention Agreement), if any, between the Participant and the Company or Subsidiary. If the Participant is not a party to an employment agreement (or Change-in-Control Retention Agreement) with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (i) the commission of an act of fraud, embezzlement, theft, or other similar criminal act constituting a felony and involving the business of the Company or its Subsidiaries; (ii) the continued failure of the Participant to perform substantially the Participant’s duties with the Company or any of its Subsidiaries (other than any such failure resulting from any medically determined physical or mental impairment or disability) that is not cured by the Participant within 30 days after a written demand for substantial performance is delivered to the Participant by the Company which specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties; (iii) violation of the Company’s Code of Ethics and Business Conduct; or (iv) willful misconduct that causes harm to the financial condition or business reputation of the Company or a Subsidiary.

“Change in Control” means the occurrence of one of the following events: (a) a report is filed with the SEC on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as the term “person” is used in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or has become a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; (b) the Company is merged or consolidated with another corporation and, as a result thereof, securities representing less than 50% of the combined voting power of the surviving or resulting corporation’s securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of the Company’s securities immediately before such merger or consolidation; (c) all or substantially all of the assets of the Company are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or (d) during any period of 24 consecutive months, individuals who were Directors at the beginning of the period cease to constitute at least a majority of the Board unless the election, or nomination for election by the Company’s shareholders, of more than one half of any new Directors was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the 24 month period.

“Change in Control Protection Period” means the period commencing on a Change in Control and ending on the second anniversary of the Change in Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if applicable the NASDAQ Global Select Market, or if there are no sales on that date, on the immediately preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the Change-in-Control Retention Agreement, if any, between the Participant and the Company or Subsidiary.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance Objectives” means the performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 14(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Plan” means this Nordson Corporation 2021 Stock and Incentive Award Plan, as amended from time to time.

“Prior Plan” has the meaning given such term in Section 1(d).

“Qualified Termination” means any termination of a Participant’s employment during the Change in Control Protection Period: (i) by the Company, any of its Subsidiaries or the resulting entity without Cause, or (ii) solely with respect to a Participant who is a party to a Change-in-Control Retention Agreement with the Company or a Subsidiary immediately prior to a Change in Control, by the Participant for Good Reason.

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of common stock of the Company, without par value, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty (50%) by reason of stock ownership or otherwise.

“Substitute Award” means an Award that is granted in assumption of, or in substitution or exchange for, an outstanding award granted by an entity acquired (directly or indirectly) by the Company or with which the Company (directly or indirectly) combines.

“Ten Percent Shareholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3. Shares Available Under the Plan.

a. Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 900,000, including the number of Shares that, on the Approval Date, were available to be granted under the Prior Plan but which were not then subject to outstanding awards under the Prior Plan, all of which may be granted with respect to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16.

b. Share Counting. The following Shares shall not count against the Share limit in Section 3(a): (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; and (iii) Substitute Awards (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan, regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise. In addition, Shares subject to outstanding awards under the Prior Plan as of the Approval Date that on or after the Approval Date are forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares shall be available for issuance or delivery under this Plan. Notwithstanding anything contained herein to the contrary, Shares that are repurchased by the Company with Stock Option proceeds, Shares tendered in payment of the exercise price of a Stock Option and Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation shall not be added back to the number of Shares reserved in Section 3(a). This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

c. Per Participant Limits for Employees. Subject to adjustment as provided in Section 16 of the Plan, the following limits shall apply with respect to Awards granted to Employees: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Employee shall be 750,000 Shares; (ii) the maximum aggregate number of Restricted Shares granted in any calendar year to any one Employee shall be 250,000 Shares; (iii) the maximum aggregate number of shares that may be issued or delivered pursuant to Restricted Share Units or Other Share-Based Awards granted in any calendar year to any one Employee shall be 250,000 Shares, provided that if the Restricted Share Units or Other Share-Based Awards are subject to a performance period of more than one year, the maximum shall equal the product of 250,000 Shares and the full number of years in the performance period; and (iv) the maximum aggregate compensation that may be paid under a Cash-Based Award granted in any calendar year to any one Employee shall be $5,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount, provided that if the Cash-Based Award is subject to a performance period of more than one year, the maximum shall equal the product of $5,000,000 and the full number of years in the performance period. Notwithstanding the foregoing, the Committee may approve Awards to Employees in excess of such limits in extraordinary circumstances, as determined by the Committee in its sole discretion.

d. Per Participant Limits for Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined as of the applicable Date(s) of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year, taken together with any cash fees paid or payable, whether or not deferred, to such Director during such calendar year, shall not exceed $700,000.

4. Administration of the Plan.

a. In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b. Determinations. The Committee shall have no obligation to treat Participants or eligible Employees or Directors uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Directors, Employees, Participants, and their estates and beneficiaries.

c. Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

5. Eligibility and Participation. Each Employee and Director is eligible to participate in the Plan, upon selection by the Committee. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6. Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12). The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. No dividend equivalents may be granted with respect to the Shares underlying a Stock Option.

b. Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c. Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

d. Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Objectives, and/or (b) time-based vesting requirements.

e. Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f. Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i) Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii) To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the amount over the limit of the Stock Option shall be treated as a Nonqualified Stock Option.

(iii) No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Shareholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7. Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12). No dividend equivalents may be granted with respect to the Shares underlying a Stock Appreciation Right.

b. Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c. Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d. Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and/or (ii) time-based vesting requirements.

e. Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8. Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Restricted Share Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).

b. Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

c. Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates, if any, representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

d. Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period. Notwithstanding the preceding sentence, any dividends or other distributions with respect to unvested Restricted Shares shall be accumulated or deemed reinvested in additional Restricted Shares until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives).

9. Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).

b. Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions, and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives, and/or time-based restrictions or holding requirements.

c. Form of Settlement. Restricted Share Units may be settled in whole Shares, cash, or a combination thereof, as specified by the Committee in the related Award Agreement.

d. Dividend Equivalents. Restricted Share Units may provide the Participant with dividend equivalents, payable either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that any dividend equivalents with respect to unvested Restricted Share Units shall be accumulated or deemed reinvested in additional Restricted Share Units until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives).

10. Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, time-based or performance-based units that are settled in Shares and/or cash and stock equivalent units.

a. Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).

b. Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

c. Dividend Equivalents. Other Share-Based Awards may provide the Participant with dividend equivalents, payable either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that any dividend equivalents with respect to unvested Other Share-Based Awards shall be accumulated or deemed reinvested until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives).

11. Cash-Based Awards. Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

12. Minimum Vesting Provisions. Subject to Sections 19, 21, and 22(b) of the Plan, (a) no condition on vesting or exercisability of an Award (other than a Substitute Award), whether based on continued employment or other service or based upon the achievement of Performance Objectives, shall be based on service or performance (as applicable) over a period of less than one year, and (b) upon and after such minimum one-year period, restrictions on vesting or exercisability may lapse on a pro-rated, graded, or cliff basis as specified in the Award Agreement; provided, however, that Awards covering up to five percent (5%) of the Shares reserved for issuance pursuant to Section 3(a) may be granted under this Plan as unrestricted Shares or otherwise as Awards with a performance period or vesting period of less than one year and includes grants made to non-U.S. participants that have less than one-year vesting.

13. Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

14. Performance Objectives.

a. In General. As provided in the Plan, the vesting, exercisability, and/or payment of any Award may be conditioned upon the achievement of one or more Performance Objectives (any such Award, a “Performance Award”). Any Performance Objectives shall be based on the achievement of one or more criteria selected by the Committee, in its discretion, which may include, but shall not be limited to, the following: return on net assets, return on capital employed, economic value added, sales, revenue, earnings per share, operating income, net income, earnings before interest and taxes, return on equity, total shareholder return, market valuation, cash flow, completion of acquisitions, product and market development, inventory management, working capital management, and customer satisfaction. The foregoing business criteria may be clarified by reasonable definitions adopted from time to time by the Committee, which may include or exclude any items as the Committee may specify, including but not limited to: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities; effects relating to the impairment of goodwill or other intangible assets; expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of acquisitions, divestitures, or reorganizations.

b. Establishment of Performance Goals. With respect to any Performance Award, the Committee shall establish in writing the Performance Objectives, the performance period, and any formula for computing the payout of the Performance Awards. Such terms and conditions shall be established in writing during the first ninety days of the applicable performance period (or by such other date as may be determined by the Committee, in its discretion).

c. Certification of Performance. Prior to payment, exercise or vesting of any Performance Award, the Committee will certify in writing whether the applicable Performance Objectives and other material terms imposed on such Performance Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Performance Award.

d. Adjustments. If the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may, in its discretion and without the consent of any Participant, adjust such Performance Objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable, including, without limitation, to exclude the effects of events that are unusual in nature or infrequent in occurrence (as determined in accordance with applicable financial accounting standards), cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges.

15. Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

16. Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers and kind of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

17. Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18. Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, provided that in no event will the value of the Shares to be withheld or tendered pursuant to this Section 18 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

19. Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such sub-plans, supplements, modifications, amendments, restatements, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have Employees.

20. Termination for Cause; Forfeiture of Awards.    If a Participant’s employment or service is terminated by the Company or a Subsidiary for Cause, as determined by the Committee in its sole discretion, then the Participant shall forfeit all Awards granted under the Plan to the extent then held by the Participant. In addition, any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy maintained by the Company from time to time, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.

21. Change in Control.

a. In General. The treatment of any outstanding Award in the event of a Change in Control shall depend upon whether and to what extent outstanding the Award is assumed, converted or replaced by the resulting entity in connection with the Change in Control (or, if the Company is the resulting entity, whether the Award is continued by the Company), in each case subject to equitable adjustments in accordance with Section 16 of the Plan.

b. Awards that are Assumed. To the extent outstanding Awards granted under the Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) as provided in Section 21(a) of the Plan, then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant:

(i) The performance period with respect to each such outstanding Award that is subject to one or more Performance Objectives shall end as of the date immediately prior to such Change in Control (or such earlier date as determined by the Committee) and such Awards shall be converted to service-based Awards based on the extent to which the Committee determines that the applicable Performance Objectives have been satisfied at such time, or if not determinable, based on the assumed achievement of “target” performance, and, in either case, such converted Awards shall continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period;

(ii) All other such outstanding Awards shall continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period, if any; and

(iii) Notwithstanding the foregoing, if a Participant incurs a Qualified Termination during the Change in Control Protection Period:

(A) A pro-rata portion of each such outstanding Award that was subject to one or more Performance Objectives immediately prior to the Change in Control shall become vested, based on the length of time (in days) within the originally scheduled vesting period that elapsed prior to the date of the Participant’s Qualified Termination;

(B) All other such outstanding Awards shall become vested and exercisable (as applicable) in full (without pro-ration), effective as of the date of such Qualified Termination; and

(C) Any such Awards that are Stock Options or Stock Appreciation Rights shall remain exercisable for the full duration of their term.

c. Awards that are not Assumed. To the extent outstanding Awards granted under the Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with Section 21(a) of the Plan, then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant, then, effective immediately prior to the Change in Control:

(i) The performance period with respect to each such outstanding Award that is subject to one or more Performance Objectives shall end as of the date immediately prior to such Change in Control (or such earlier date as determined by the Committee) and a portion of each such Award shall be deemed earned based on (A) the extent to which the Committee determines that the applicable Performance Objectives have been satisfied at such time (if at all), or if not determinable, based on the assumed achievement of “target” performance, and (B) pro-ration for the length of time (in days) within the originally scheduled vesting period that elapsed prior to the Change in Control;

(ii) All other restrictions with respect to all outstanding Awards shall lapse effective immediately prior to the Change in Control; and

(iii) All such outstanding Awards (to the extent earned on a pro-rata basis as provided in Section 21(c)(i) above, with respect to Awards that were subject to one or more Performance Objectives immediately prior to the Change in Control) shall become fully vested and exercisable (subject to Section 21(d)) effective immediately prior to the Change in Control.

d. Cancellation Right. The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Stock Options and Stock Appreciation Rights (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards.

22. Amendment, Modification and Termination.

a. In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires shareholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b. Adjustments to Outstanding Awards. The Committee may, in its sole discretion and without the consent of any Participant, at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee shall not make any adjustment pursuant to this Section 22(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

c. Prohibition on Repricing. Except for adjustments made pursuant to Sections 16 or 21, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the shareholders of the Company, except as provided in Sections 16 or 21. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Sections 16 or 21. This prohibition on repricing also does not apply to Substitute Awards.

d. Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 16, 21, 22(b) and 24(d), which specifically do not require the consent of Participants), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

23. Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

24. Miscellaneous.

a. Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights, and Restricted Shares, the Committee, in its discretion, may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b. No Right of Continued Service. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards. Awards granted under the Plan shall not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, for purposes of calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits, or any similar payments or benefits.

c. Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d. Severability. If any provision of the Plan or an Award Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e. Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f. Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

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